EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

NOVEMBER 25, 2003

CONTACT: WILLIAM SANFORD

PHONE: (904) 265-5333



             INTERLINE BRANDS, INC. ACQUIRES FLORIDA LIGHTING, INC.


JACKSONVILLE, FLA. - Today, Interline Brands, Inc. announced it acquired the assets of Pompano Beach-based Florida Lighting, Inc., a national direct marketer and distributor of specialty lighting and electrical products that serves professional contractors, lighting retailers and electrical wholesalers. Terms of the deal were not made available.

         "The acquisition of Florida Lighting, Inc. fits into our ongoing acquisition strategy and will add significant breadth to our product offering in this important market segment," said Interline Brands President and CEO Michael

Grebe. "Florida Lighting's business model of selling electrical products through catalogs, online and showrooms is also highly complementary to our current business model of selling through numerous branded catalogs, websites and branches throughout North America."

         Interline Brands, Inc. is a privately held, direct marketing and specialty distribution company with headquarters in Jacksonville, Florida.

Interline sells maintenance, repair and operations (MRO) products with guaranteed same-day or overnight shipping to professional contractors,

facilities maintenance professionals, hardware stores, and other customers across North America and Central America. Interline's principal shareholders include Parthenon Capital, JPMorgan Partners, General Motors Pension Fund,

Sterling Partners L.P. and management. To learn more about the company visit

www.InterlineBrands.com.

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